EXHIBIT 24.3


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 3, 1994, included in Network Long Distance,
Inc.'s Form 10-K for the year ended March 31, 1996, and our report dated August 5, 1996, included in Network Long Distance, Inc.'s Form 8-K/A dated August 5, 1996, and to all references to our Firm included in this registration statement.



                                   /s/ FAULK & WINKLER, LLC
                                   --------------------------
                                   Faulk & Winkler, LLC

Baton Rouge, Louisiana
August 27, 1996